Meeting of Shareholders

Of
Frost Small Cap Equity Fund(the Fund)
a series of The Advisors Inner Circle Fund II

June 29, 2010




MINUTES

1.	Call to Order

	CHAIRMAN:
		The hour of 11:00 a.m. having arrived,
this meeting is called to order. I am Joe
Gallo of SEI Investments Company. I will act as Chairman of the meeting.

		On behalf of the Fund, I want to express our appreciation to those shareholders who are present today and to those who returned their proxies. We are grateful for your continued interest and support.

2.	Designation of Secretary and Proxy

	CHAIRMAN:

	I appoint Mandy Albano as Secretary of this special meeting.

	Furthermore, I declare that Mandy Albano has been appointed Substitute Proxy by certification from Joe Gallo to attend, vote and act at this special meeting on behalf of the Represented Shareholders.

3.	Announcement of Inspector of Election

	CHAIRMAN:
		Mandy Albano has been selected to act as Inspector of Election. She has executed and submitted to the Fund a sworn statement that she will honestly and impartially conduct the voting and prepare a true report thereof in writing.

		Before proceeding with the business of
the meeting, if there are any shareholders present who have not previously sent in proxies and now desire to present them, they may lodge their proxies with Ms. Albano, the Inspector of Election. You can, of course, vote your shares in person if you wish.
Ballots for that purpose will be distributed at this time.

		Are there any shareholders present who
have not had the opportunity to vote?

		I hereby declare the polls closed.

4.	Secretarys Report on Notice of the Meeting

	CHAIRPERSON:
		Ms. Albano, was the Notice calling the
meeting sent to all shareholders of record?

	SECRETARY:
		Yes, Mr. Chairman.  I present to the
meeting the Affidavit of The Altman Group,
Inc., that the Notice, Proxy Statement and
Proxy were mailed to each shareholder of record.

5.	Filing of Affidavits and Report as to Quorum

	CHAIRMAN:
		Kindly lodge the Affidavit with the
records of this meeting. Ms. Albano, have we a quorum present for each matter on which action is proposed to be taken?

	SECRETARY:
		Mr. Chairman, a quorum is present on
June 29, 2010 to approve:
1)	a new investment sub-advisory
agreement for the Fund between Frost
Investment Advisors, LLC (Frost) and
Cambiar Investors LLC (Cambiar); and
2)	a new investment sub-advisory
agreement for the Fund between Frost
and Artio Global Management LLC
(Artio Global)
	CHAIRMAN:
		We have a quorum being present for the
approval of the resolutions. Do I have a motion on this matter?

	PROXY:
		I move to adopt of the following
resolution: That a new investment sub-advisory agreement for the Fund between Frost and Cambiar; and a new investment sub-advisory agreement for the Fund between Frost and Artio
Global, be approved.

CHAIRMAN:
		I second the motion.

6.	Approval of Resolution
SECRETARY: Following a motion duly made and seconded, it is therefore:

RESOLVED that a new investment sub-advisory agreement for the Fund between Frost and Cambiar;
and a new investment sub-advisory agreement for the Fund between Frost and Artio Global, are hereby approved.

7.	Adjournment
	CHAIRMAN:
		There being no other business to be
presented at this meeting, we will now
consider adjournment. Ms. Albano, do we have a motion to adjourn?

	SECRETARY:
		I make the motion.

CHAIRMAN
		The meeting is now adjourned.









Respectfully Submitted:




___________________________________
Mandy Albano, Secretary pro tem


Meeting of Shareholders
Of
Frost Small Cap Equity Fund(the Fund)
a series of The Advisors Inner Circle Fund II
June 29, 2010

INSPECTORS REPORT

	I, the undersigned, duly appointed Inspector of Election, acting at the special meeting of shareholders of the Fund, held this day, having taken an oath to fairly and impartially perform my duties and having conducted the voting and received the votes of the shareholders cast by ballots, do hereby certify that:

Proposals: To approve
1)	a new investment sub-advisory
agreement for the Fund between Frost
Investment Advisors, LLC (Frost) and
Cambiar Investors LLC (Cambiar); and
2)	a new investment sub-advisory
agreement for the Fund between Frost
and Artio Global Management LLC
(Artio Global)

I declare: That a majority of the outstanding voting
securities (as defined in the Investment
Company of 1940, as amended) of the Fund
have voted in favor of the proposals as
stated herein.
Proposal 1:
	No. of Shares	% of
Outstanding Shares	% of Shares
Present
Affirmative	15,167,369	88.37	100.00
Against	0	0	0
Abstain	0	0	0
Total 	15,167,369	88.37	100.00

Proposal 2:
	No. of Shares	% of
Outstanding Shares	% of Shares
Present
Affirmative	15,167,369	88.37	100.00
Against	0	0	0
Abstain	0	0	0
Total 	15,167,369	88.37	100.00

IN WITNESS WHEREOF, the undersigned has executed this report on this 15th day of January, 2010.



						Mandy Albano
						Inspector of
Election


Meeting of Shareholders

Of
Frost Small Cap Equity Fund (the Fund)
a series of The Advisors Inner Circle Fund II

June 29, 2010


INSPECTORS OATH

	I, the undersigned, duly appointed Inspector of Election of the Fund, being duly sworn, do solemnly swear that I will fairly and impartially perform my duties as Inspector of Election at the Special Meeting of Shareholders of the Fund on the 29th day of June, 2010, and will faithfully and diligently canvass the votes cast at such meeting and honestly and truthfully report the results thereof.





						Mandy Albano
						Inspector of
Election




COMMONWEALTH OF PENNSYLVANIA	)
COUNTY OF MONTGOMERY                    	)

Sworn to and Subscribed before me this _____ day of ______________, 2010.



Notary Public



SEI 120074-2